UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2015

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 16, 2015, CorMedix Inc. filed a complaint against TauroPharm GmbH and its managing directors in the District Court of Cologne, Germany.  In the complaint, CorMedix alleges violation of the German Unfair Competition Act by TauroPharm for the unauthorized use of CorMedix’s proprietary information obtained in confidence by TauroPharm.  CorMedix alleges that TauroPharm is improperly and unfairly using CorMedix’s proprietary information relating to the composition and manufacture of CorMedix’s lead product candidate in the United States, Neutrolin®, which is approved for sale in Germany, in its manufacture and sale of TauroPharm’s products TauroLockTM, TauroLock-HEP100TM and TauroLock-HEP500TM.   CorMedix seeks a cease and desist order against TauroPharm from continuing to manufacture and sell any product containing taurolidine as well as citric acid in addition to possible other components, damages for any sales in the past and the removal of all such products from the market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC

Date: January 20, 2015	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer